Registration No. 333 - ____________



               SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                          NORTEK, INC.
       (Exact name of issuer as specified in its charter)

            Delaware                         05-0314991
 (State or other jurisdiction of        (I.R.S. Employer
 incorporation or organization          Identification No.)

  50 Kennedy Plaza, Providence, Rhode Island       02903
 (Address of Principal Executive Offices)        (Zip Code)



        NORTEK, INC. 1997 EQUITY AND CASH INCENTIVE PLAN
        NORTEK, INC. 1997 STOCK OPTION PLAN FOR DIRECTORS
                    (Full title of the plan)


                                 Copy to
Richard L. Bready, Chairman      Kevin W. Donnelly, Esq.
Nortek, Inc., 50 Kennedy Plaza   Nortek, Inc., 50 Kennedy Plaza
Providence, Rhode Island 02903   Providence, Rhode Island 02903
             (Name and address of agent for service)


                            (401) 751-1600
  (Telephone number, including area code, of agent for service)



The Exhibit Index can be found on Page 11.
                 CALCULATION OF REGISTRATION FEE


                            Proposed       Proposed
Title of                    Maximum        Maximum
Securities     Amount to    Offering       Aggregate   Amount of
to be          be Regis-    Price          Offering    Registra-
Registered     tered(1)     Per Share(2)   Price(2)    tion Fee

Common Stock,
Par Value
$1.00 Per
Share(3)         480,000       $23.01     $11,044,625  $3,346.86


(1) Persons eligible to receive awards under the Plans being registered hereunder (the "Plans") may receive shares of or may receive options to purchase shares of Special Common Stock, par value $1.00 per share, which is convertible into Common Stock. No more than 480,000 shares of Common Stock and Special Common Stock in the aggregate may be issued.

(2) Outstanding options on the date hereof have an average exercise price of $23.03 and a maximum aggregate offering price of $8,191,200, the registration fee payable with respect to such options is $2,482.18. There are 124,400 shares available for grant under the Plans, at exercise prices still to be determined. For the purpose of determining the registration fee, the maximum per share and aggregate offering prices have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on October 28, 1997. The registration fee for the shares not yet
     subject  to  outstanding  options  is  $864.68.   The  total
     registration fee payable in respect of the shares being registered hereunder is $3,346.86.

(3) There is also registered hereunder 480,000 attached Rights to purchase one one-hundredth of a share of Series A
     Participating Preference Stock of the Company.

                             Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       Nortek, Inc. (the "Company") hereby incorporates the following documents by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997 and June 28, 1997.

     (c) The Company's Current Reports on Form 8-K and 8-K/A filed with the Commission on March 5, 1997, March 13, 1997, May 5,
1997,  July  29, 1997, August 27, 1997, September  10,  1997  and
September 12, 1997.

     (d) The description of the Company's Common Stock contained in its registration statement on Form 8-A filed with the Commission on April 23, 1981 and the description of the Company's Special Common Stock contained in its registration statement on Form 8-A filed with the Commission on November 25, 1986.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     The validity of the shares of Common Stock (and the attached
Rights) and Special Common Stock offered hereby is being passed upon by Kevin W. Donnelly, Vice President, General Counsel and
Secretary of the Company.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation provides that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Company's By-Laws further provide that Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

Item 7.   Exemption From Registration Claimed

     Not applicable.

Item 8.   Exhibits

      Exhibits  marked with an asterisk are filed herewith.   The
remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference:

Exhibit Number

4.1    Restated  Certificate  of Incorporation  of  Nortek,  Inc.
       (Exhibit 2 to form 8-K filed April 23, 1987).

4.2    Amendment  to  Restated Certificate  of  Incorporation  of
       Nortek,  Inc. effective May 10, 1989 (Exhibit 3.2 to  Form
       10-K filed March 30, 1990, File No. 1-6112).

4.3    By-laws of Nortek, Inc. (as amended through September  19,
       1996)  (Exhibit 3.3 to Form 10-Q filed November  5,  1996,
       File No. 1-6112).

4.4 Indenture dated as of February 14, 1994 between the Company and State Street Bank and Trust Company, as Trustee, relating to the 9 7/8% Senior Subordinated Notes due 2004 (Exhibit 4.5 to Form 10-K filed March 25, 1994, File No. 1-6112).

4.5 Indenture dated as of March 17, 1997 between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.25% Series A and Series B Senior Notes due March 15, 2007 (Exhibit 4.2 to Registration Statement No. 333-25505 filed April 18, 1997).

4.6 Indenture dated as of August 26, 1997 between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.125% Series A and B Senior Notes due September 1,2007. (Exhibit 4.1 to Registration Statement No. 333-36711 filed September 30, 1997).

4.7    Second Amended and Restated Rights Agreement dated  as  of
       April 1, 1996 between the Company and State Street Bank and Trust Company, as Rights Agent (Exhibit 1 to Form 8-K filed April 2, 1996).

*5.    Opinion of Kevin W. Donnelly, Esq..

*23.1  Consent  of Kevin W. Donnelly, Esq. (contained in  Exhibit
       5).

*23.2  Consent of Arthur Andersen LLP.

24.    Power   of  Attorney  (see  page  9  of  the  Registration
       Statement).

99.1   Nortek,  Inc. 1997 Equity and Cash Incentive Plan (Exhibit
       10.1 to Form 10-Q filed May 12, 1997, File No. 1-6112).

99.2   Nortek,   Inc.  1997  Stock  Option  Plan  for   Directors
       (Exhibit 10.2 to Form 10-Q filed May 12, 1997, File No. 1-
       6112).

*99.3  Form of Stock Option Certificate.

Item 9.   Undertakings

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To  include  any  prospectus  required   by
          Section 10(a)(3) of the Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b)The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Providence, Rhode Island on this 31st day of October, 1997.

                                   NORTEK, INC.



                                   By: /s/Richard L. Bready
                                      Richard L. Bready
                                      Chairman of the Board


      We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Richard L. Bready, Richard J. Harris and Kevin W. Donnelly, and each of them singly, our true and lawful attorneys or attorney to execute in our names, in the capacities indicated below, any and all amendments to this registration statement on Form S-8, and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

      Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Name                     Title               Date

/s/Richard L. Bready  Chairman of the Board of  October 31, 1997
Richard L. Bready     Directors and President
                      (Principal Executive
                      Officer)

/s/Richard J. Harris  Vice President and        October 31, 1997
Richard J. Harris     Treasurer (Principal
                      Financial Officer) and
                      Director



/s/Almon C. Hall      Vice President and        October 31, 1997
Almon C. Hall         Controller (Principal
                      Accounting Officer)



/s/Phillip L. Cohen   Director                  October 28, 1997
Phillip L. Cohen



/s/William I. Kelly   Director                  October 25, 1997
William I. Kelly



/s/J. Peter Lyons     Director                  October 28, 1997
J. Peter Lyons
                          EXHIBIT INDEX


      Exhibits  marked with an asterisk are filed herewith.   The
remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference:

                                                  Sequentially
Exhibit Number                                    Numbered Pages

4.1    Restated  Certificate of  Incorporation  of
       Nortek,  Inc. (Exhibit 2 to form 8-K  filed
       April 23, 1987).

4.2    Amendment   to   Restated  Certificate   of
       Incorporation  of  Nortek,  Inc.  effective
       May 10, 1989 (Exhibit 3.2 to Form 10-K filed March 30, 1990, File No. 1-6112).

4.3    By-laws   of   Nortek,  Inc.  (as   amended
       through  September 19, 1996)  (Exhibit  3.3
       to  Form 10-Q filed November 5, 1996,  File
       No. 1-6112).

4.4    Indenture  dated  as of February  14,  1994
       between the Company and State Street Bank and Trust Company, as Trustee, relating to the 9 7/8% Senior Subordinated Notes due
       2004  (Exhibit 4.5 to Form 10-K filed March
       25, 1994, File No. 1-6112).

4.5    Indenture  dated  as  of  March  17,   1997
       between the Company and State Street Bank and Trust Company, as Trustee relating to the 9.25% Series A and Series B Senior
       Notes  due March 15, 2007 (Exhibit  4.2  to
       Registration Statement No. 333-25505  filed
       April 18, 1997).

4.6    Indenture  dated  as  of  August  26,  1997
       between  the Company and State Street  Bank
       and  Trust Company, as Trustee relating  to
       the  9.125% Series A and B Senior Notes due
       September   1,2007.    (Exhibit   4.1    to
       Registration Statement No. 333-36711  filed
       September 30, 1997).

4.7    Second    Amended   and   Restated   Rights
       Agreement  dated  as  of  April   1,   1996
       between  the Company and State Street  Bank
       and   Trust   Company,  as   Rights   Agent
       (Exhibit  1  to  Form 8-K  filed  April  2,
       1996).

*5.    Opinion of Kevin W. Donnelly, Esq.

*23.1  Consent   of   Kevin  W.   Donnelly,   Esq.
       (contained in Exhibit 5).

*23.2  Consent of Arthur Andersen LLP.

24.    Power  of  Attorney  (see  page  9  of  the
       Registration Statement).

99.1   Nortek,   Inc.   1997   Equity   and   Cash
       Incentive Plan (Exhibit 10.1 to Form 10-Q filed May 12, 1997, File No. 1-6112).

99.2   Nortek,  Inc.  1997 Stock Option  Plan  for
       Directors (Exhibit 10.2 to Form 10-Q  filed
       May 12, 1997, File No. 1-6112).

*99.3  Form of Stock Option Certificate.